UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):  December 30, 2008

BPO Management Services, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Pennsylvania

(State or Other Jurisdiction of Incorporation)

0-13591	23-2214195
(Commission File Number)	(IRS Employer Identification No.)

1290 N. Hancock Street, Suite 200, Anaheim Hills, CA	92807
(Address of Principal Executive Offices)	(Zip Code)

(714) 974-2670
(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 2.01: Completion of Acquisition or Disposition of Assets.

On December 30, 2008, Healthaxis Inc. (the “Company” or “Healthaxis”) consummated the merger of its wholly owned subsidiary, Outsourcing Merger Sub, Inc., a Delaware corporation (“Merger Sub”), with and into BPO Management Services, Inc., a Delaware corporation (“BPOMS”), pursuant to the terms of the Agreement and Plan of Merger dated September 5, 2008, as amended on October 21, 2008, by and between the Company, BPOMS and Merger Sub (the “Merger Agreement”).

Pursuant to the terms of the Merger Agreement, Healthaxis issued shares of its common stock and a new series of preferred stock designated as Healthaxis Series B Convertible Preferred Stock, referred to as Series B Preferred Stock, in exchange for the outstanding stock and certain warrants held by BPOMS securityholders, and reserved shares of its common stock for issuance upon the exercise of options and certain warrants assumed by Healthaxis in the merger. On a fully diluted, as-converted basis, after the merger, former BPOMS securityholders own approximately 75% of the resulting public company, and former Healthaxis securityholders own approximately 25% of the resulting public company.  Further, the holders of Series B Preferred Stock will be entitled to receive an aggregate liquidation preference of $24.4 million prior to the receipt of any value by the holders of Healthaxis common stock or other junior stock.

Immediately following the merger described above, Healthaxis changed its name to BPO Management Services, Inc.

ITEM 3.02: Unregistered Sales of Equity Securities

Pursuant to the merger described in Item 2.01 above, the Company issued approximately 5.1 million shares of common stock and 21.1 million shares of Series B Preferred Stock to the former security holders of BPOMS, and assumed stock options and warrants entitling the holders thereof to purchase an aggregate of 5.7 million shares of the Company’s common stock, with exercise prices ranging from $0.10 to $584.13.  The shares of Series B Preferred Stock issued in the merger are convertible into shares of common stock at any time at the election of the holders of the Series B Preferred Stock, and will be automatically converted into shares of common stock upon the earlier of (a) eighteen months following the date of issuance of the Series B Preferred Stock, or (b) the thirtieth consecutive trading day that the closing bid price for the Company’s common stock equals or exceeds $2.31 (as adjusted for any stock dividends, combinations or splits with respect to the common stock).  The initial conversion ratio for the Series B Preferred Stock is one share of common stock for each share of Series B Preferred Stock converted, subject to adjustment for stock dividends, combinations, splits or certain other events with respect to the common stock.

The securities referred to in the preceding paragraph were issued without registration under the Securities Act of 1933, as amended, in reliance on the exemption from registration provided by Section 3(a)(10) of that Act.  The terms and conditions of the issuance and exchange of such securities were approved by the California Department of Corporations following a hearing upon the fairness of such terms and conditions conducted by the California Department of Corporations.

ITEM 5.01:  Changes in Control of the Registrant

Pursuant to the merger described in Item 2.01 above, which information is hereby incorporated by reference, Healthaxis issued approximately 5.1 million shares of common stock and 21.1 million shares of Series B Preferred Stock to the former securityholders of BPOMS.  As a result of the transaction, former

BPOMS securityholders became the beneficial owners of approximately 75% of Healthaxis’ equity securities, on a fully-diluted, as converted basis.  As a result of the issuance of securities in the merger, and the change in the majority of Healthaxis’ directors, a change in control occurred on the date of the consummation of the merger.  The holders of Series B Preferred Stock shall have the continuing right to nominate and elect one member of the Company’s board of directors, but no other arrangements or understandings exist among the present or former shareholders with respect to the election of members of the Company’s board of directors and, to the Company’s knowledge, no other arrangements exist that might result in a change of control in the future.

ITEM 5.02:  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Resignation of Officers

John M. Carradine, the Company’s Chief Executive Officer, Ronald K. Herbert, the Company’s Chief Financial Officer, and J. Brent Webb, Senior Vice President and General Counsel have entered into new employment agreements with BPOMS that became effective upon the consummation of the merger, in which they resigned from their executive officer positions with Healthaxis.   Pursuant to the terms of the employment agreements, Mr. Carradine will become the Managing Director of the combined company’s Healthcare Division, Mr. Herbert will become the Senior Vice President of Finance for the combined company, and Mr. Webb will become the Senior Vice President and General Counsel of the combined company.

Appointment of New Officers

The Healthaxis board of directors has elected new officers effective as of the consummation of the merger.  Patrick Dolan has been appointed the Chief Executive Officer, James Cortens is President, Secretary, and Chief Operating Officer, Donald Rutherford is Chief Financial Officer and Koushik Dutta is Chief Technology Officer.  Biographical information regarding these officers is set forth below.

Patrick Dolan, age 51, co-founded BPOMS’ predecessor and served as its Chief Executive Officer and Chairman of the Board from its inception in July 2005 until its merger with netGuru in December 2006, and since the netGuru merger has served as BPOMS’ Chief Executive Officer and Chairman of the Board. Prior to co-founding BPOMS’ predecessor, Mr. Dolan served as President and Chief Operating Officer of Infocrossing Inc., a provider of selective information technology outsourcing solutions, from April 2004 through October 2004. For the two previous years, prior to Infocrossing acquiring ITO Acquisition Corporation, doing business as Systems Management Specialists (“SMS”), a California company, Mr. Dolan served as its Chairman and Chief Executive Officer. In December 2002, Mr. Dolan led a successful management team initiative, in conjunction with Los Angeles-based private equity fund Riordan, Lewis & Haden, to re-purchase SMS from Marconi, plc, which had acquired SMS from its prior owners in June 2000. Prior to that time, Mr. Dolan was President and Chief Operating Officer of SMS from November 1994. Mr. Dolan spent the early years of his career with Affiliated Computer Services and, subsequently, SHL Systemhouse. Mr. Dolan earned a B.S. in economics from New York University.

James Cortens, age 52, co-founded BPOMS’ predecessor and served as its Chief Financial Officer, President, and a director from its inception in July 2005 until its merger with netGuru in December 2006, and since the netGuru merger has served as BPOMS’ Chief Operating Officer, President, a director and Secretary. Prior to co-founding BPOMS’ predecessor, Mr. Cortens served as Executive Vice President of Infocrossing Inc., a provider of selective information technology outsourcing solutions, from April 2004 through October 2004. For the two previous years, prior to Infocrossing acquiring SMS, Mr. Cortens served as its President and a director. In December 2002, Mr. Cortens was part of a successful management team initiative, in conjunction with Los Angeles-based private equity fund Riordan, Lewis & Haden, to re-purchase SMS from Marconi, plc, which had acquired SMS from its prior owners in June 2000. Prior to that time, Mr. Cortens was Executive Vice President of Business Development of SMS from November 1994. Mr. Cortens spent the early years of his career with SHL Systemhouse. Mr. Cortens earned a B.Sc. in computer science from the University of Manitoba.

Donald Rutherford, age 69, joined BPOMS as Chief Financial Officer on January 29, 2007.  Mr. Rutherford has 35 years of financial experience, and prior to joining BPOMS was Chief Financial Officer of Grant Life Sciences, Inc., a publicly held bio-tech company located in Los Angeles, California.  Prior to that, he held numerous senior executive financial positions.  Mr. Rutherford is also a partner with Tatum, LLC, a national executive services firm and a board member and Chairman of the audit committee of Performance Capital Management LLC, a public financial services company.  Mr. Rutherford started his career with Coopers and Lybrand in its Toronto audit practice and is a Chartered Accountant.  He also holds a BASc in industrial engineering from the University of Toronto.

Koushik Dutta, age 44, has served as BPOMS’ Chief Technology Officer since December 15, 2006. Prior to that he was BPOMS’ Chief Operating Officer from November 2005 to December 15, 2006. He has served as Chief Technology Officer of BPOMS’ Web4 division since April 2000. Prior to that, Mr. Dutta co-founded Allegria Software, Inc. and served as President and Chief Technology Officer of that company from February 1999 to March 2000. Additionally, Mr. Dutta served as Vice President of Research and Development for Advanced Technology Corporation from 1995 to June 1997 and as Senior Manager for Research Engineers International from 1992 to 1995. Mr. Dutta also co-founded and launched two business ventures, MicroWare and StanSoft. Mr. Dutta is the inventor of eReview, WebWorks, ForReview and Autoproject. Further, Mr. Dutta is the winner of CSI’s (Computer Society of India) prestigious NSTPC award for programming. Mr. Dutta holds a Bachelors of Technology degree from Indian Institute of Technology and an M.B.A from Indian Institute of Management.

Amendment of Healthaxis Inc. 2005 Stock Incentive Plan

At the 2008 Annual Meeting of Shareholders, Healthaxis shareholders approved a proposal to increase the number of shares available for grant under the Healthaxis Inc. 2005 Stock Incentive Plan by 3,000,000 shares.  This amendment became effective upon the consummation of the merger.  The other terms of the Healthaxis Inc. 2005 Stock Incentive Plan remain unchanged.  The foregoing newly elected officers of Healthaxis will be eligible to participate in the Healthaxis Inc. 2005 Stock Incentive Plan.

Item 8.01               Other Events.

On December 30, 2008 BPO Management Services, Inc. issued a press release.  A copy of the press release is furnished as Exhibit 99.1.

Item 9.01.              Financial Statements and Exhibits.

(a)           Financial Statements of the Business Acquired:

The financial statements required by this item are not included in this filing.  The required financial statements will be filed not later than 71 calendar days after the date that this initial report on Form 8-K was required to be filed.

(b)           Pro Forma Financial Information

The pro forma financial information required by this item is not included in this filing.  The required pro forma financial information will be filed not later than 71 calendar days after the date that this initial report on Form 8-K was required to be filed.

(d)           Exhibits:

Exhibit	Description

99.1	Press Release dated December 30, 2008.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:  December 30, 2008

BPO MANAGEMENT SERVICES, INC.

By:	/s/ Donald Rutherford
Donald Rutherford
Chief Financial Officer

EXHIBIT INDEX

Exhibit	Description

99.1	Press Release dated December 30, 2008.